Exhibit 99.1

European Medicines Agency Grants Cell Therapeutics Orphan

Drug Designation for Pixantrone in Diffuse Large B-Cell

Lymphoma (DLBCL)

SEATTLE, December 21, 2009—Cell Therapeutics, Inc. (“CTI”) (NASDAQ and MTA: CTIC) announced today that the European Medicines Agency (EMEA) has granted pixantrone orphan drug designation for the treatment of DLBCL which accounts for about 80% of aggressive non-Hodgkin’s lymphoma. CTI expects to file the Marketing Authorization Application (MAA) in Europe for approval of pixantrone in mid-2010 and would be granted 10 year market exclusivity if it is approved. In the U.S., the Food & Drug Administration’s (FDA) Oncologic Drugs Advisory Committee (ODAC) plans to review the New Drug Application (NDA) for pixantrone for the treatment of relapsed/refractory aggressive non-Hodgkin’s lymphoma (NHL) on February 10, 2010. Pixantrone is a fast track designated product in the U.S. and is in review for approval by the FDA, with a Prescription Drug User Fee Act (PDUFA) date of April 23, 2010.

Orphan drug designation is available in Europe for medical treatments and drugs intended to treat life-threatening or chronically debilitating conditions. Orphan drug designation can confer numerous benefits to companies developing such treatments, including regulatory assistance, reduced regulatory fees associated with applying for marketing approval, and assistance with clinical trial design.

“Orphan drug designation for pixantrone in Europe demonstrates that there is clear unmet medical need for patients with DLBCL,” stated Craig W. Philips, President of CTI. “We will continue to work with the EMEA to move our application forward in Europe expeditiously as we prepare for potential commercial launch of pixantrone in the United States.”

www.CellTherapeutics.com

About Pixantrone

Pixantrone (BBR 2778), is a novel topoisomerase II inhibitor with an aza-anthracenedione molecular structure that differentiates it from the anthracyclines and other related chemotherapy agents. Anthracyclines are the cornerstone therapeutic for the treatment of lymphoma, leukemia, and breast cancer. Although they are sufficiently effective to be used as first-line (initial) treatment, they cause cumulative heart damage that may result in congestive heart failure many years later. As a result, there is a lifetime limit of anthracycline doses and most patients who previously have been treated with an anthracycline are not able to receive further anthracycline treatment if their disease returns.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of the securities of CTI. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL as determined by the FDA or EMEA, and the possibility that the orphan drug designation, if granted, may not provide numerous benefits to CTI (including, regulatory assistance, reduced regulatory fees associated with applying for marketing approval, or assistance with clinical trial design), CTI’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone, and the risk factors listed or described from time to time in CTI’s filings with the Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/media.htm

www.CellTherapeutics.com

Investors Contact:

Ed Bell

T: 206.282.7100

Lindsey Jesch

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

Medical Information Contact:

T: 800.715.0944

E: info@askarm.com

www.CellTherapeutics.com